Exhibit 99.1
News Release

Abbott Reports First-Quarter 2026 Results; Updates Guidance to Reflect Acquisition of Exact Sciences

–First-quarter GAAP diluted EPS of $0.61; adjusted diluted EPS of $1.15 reflects growth of 6 percent
–Completed acquisition of Exact Sciences, establishing Abbott as a leader in the fast-growing oncology diagnostics market
–Abbott projects full-year 2026 comparable sales growth of 6.5% to 7.5%1
–Abbott projects full-year 2026 adjusted diluted EPS of $5.38 to $5.58, which includes $0.20 of dilution related to the acquisition of Exact Sciences

ABBOTT PARK, Ill., April 16, 2026 — Abbott today announced financial results for the first quarter ended March 31, 2026.

•First-quarter sales increased 7.8 percent on a reported basis and 3.7 percent on a comparable basis.
•First-quarter GAAP diluted EPS of $0.61 and adjusted diluted EPS of $1.15, which excludes specified items and reflects growth of 6 percent.
•On March 23, 2026, Abbott completed its acquisition of Exact Sciences, establishing the company as a leader in the oncology diagnostics market and adding a new high-growth vertical to Abbott's portfolio.
•Abbott projects full-year 2026 comparable sales growth of 6.5% to 7.5%1.
•Abbott projects full-year 2026 adjusted diluted EPS of $5.38 to $5.58, which includes $0.20 of dilution related to the acquisition of Exact Sciences.
•In January, Abbott announced a collaboration with AtaCor Medical to develop a next-generation extravascular implantable cardioverter (EV-ICD) system designed to deliver defibrillation therapy to people living with life-threatening heart rhythms.
•In February, Abbott announced positive early results from the VERITAS study that show clinically meaningful closure rates of the investigational Amulet 360™ Left Atrial Appendage (LAA) Occluder, a next-generation device designed to reduce the risk of stroke in patients with atrial fibrillation (AFib).
•In March, Abbott announced results from the FreeDM2 randomized controlled trial, demonstrating that people with Type 2 diabetes on basal insulin who used FreeStyle Libre® achieved a 0.6% reduction in HbA1c and spent 2.5 more hours per day in the healthy glucose range compared to fingerstick monitoring.

"Our first-quarter results were aligned with our expectations to start the year," said Robert B. Ford, chairman and chief executive officer, Abbott. "The acquisition of Exact Sciences adds another high-growth business to the Abbott portfolio, further strengthening our confidence in delivering accelerating growth as we move through the year."

FIRST-QUARTER BUSINESS OVERVIEW

Comparable sales growth:
Management believes that measuring sales growth on a comparable basis is an appropriate way for investors to best understand the underlying performance of the business. Comparable sales growth includes the prior and current year sales of Exact Sciences, a cancer diagnostics company that Abbott acquired on March 23, 2026. Comparable sales growth excludes the impact of foreign exchange and revenue in both the prior and current year related to compensation payments that Abbott's Structural Heart business received as part of a multi-year agreement with a competitor. The final payment under this agreement was recognized in the first quarter of 2026.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

First Quarter 2026 Results (1Q26)

Sales 1Q26 ($ in millions)	Total Company	Nutrition	Diagnostics	Established Pharmaceuticals	Medical Devices
U.S.	4,274	844	905	—	2,523
International	6,890	1,173	1,275	1,426	3,016
Total reported	11,164	2,017	2,180	1,426	5,539

% Change vs. 1Q25
U.S.	2.5	(11.6)	3.8	n/a	7.9
International	11.3	(1.5)	7.8	13.2	18.0
Total reported	7.8	(6.0)	6.1	13.2	13.2
Total reported excl. foreign exchange impact	3.8	(7.7)	2.5	9.0	8.1
Comparable sales growth	3.7	(7.7)	1.8	9.0	8.5

U.S.	2.5	(11.6)	2.0	n/a	8.7
International	4.6	(4.7)	1.6	9.0	8.3

Refer to page 13 for a reconciliation of comparable sales growth.

Nutrition

First Quarter 2026 Results (1Q26)

Sales 1Q26 ($ in millions)	Total	Pediatric	Adult
U.S.	844	511	333
International	1,173	442	731
Total reported	2,017	953	1,064

% Change vs. 1Q25
U.S.	(11.6)	(13.0)	(9.2)
International	(1.5)	(2.6)	(0.9)
Total reported	(6.0)	(8.5)	(3.6)
Total reported excl. foreign exchange impact	(7.7)	(9.7)	(5.9)
Comparable sales growth	(7.7)	(9.7)	(5.9)

U.S.	(11.6)	(13.0)	(9.2)
International	(4.7)	(5.3)	(4.3)
Worldwide Nutrition sales decreased 6.0 percent on a reported basis and 7.7 percent on a comparable basis in the first quarter.
Results in the quarter reflect the impact of lower sales volumes compared to the prior year and the effect of strategic pricing actions implemented in the fourth quarter of 2025. These pricing actions, together with the launch of several new products, are expected to contribute to improved volume growth over the course of the year.

Diagnostics*

First Quarter 2026 Results (1Q26)

Sales 1Q26 ($ in millions)	Total	Core Laboratory	Cancer Diagnostics	Rapid/Molecular Diagnostics
U.S.	905	347	93	465
International	1,275	925	3	347
Total reported	2,180	1,272	96	812

% Change vs. 1Q25
U.S.	3.8	4.5	n/a	(13.8)
International	7.8	9.5	n/a	2.8
Total reported	6.1	8.1	n/a	(7.4)
Total reported excl. foreign exchange impact	2.5	3.3	n/a	(9.6)
Comparable sales growth	1.8	3.3	13.4	(9.6)

U.S.	2.0	4.5	13.2	(13.8)
International	1.6	2.8	19.2	(2.7)
*Beginning in 2026, Abbott aggregated its previously reported Rapid Diagnostics, Molecular Diagnostics, and Point of Care businesses into the Rapid and Molecular Diagnostics business. On March 23, 2026, Abbott completed the acquisition of Exact Sciences. Following the acquisition, the sales of Exact Sciences are presented as Abbott's Cancer Diagnostics business.

Refer to page 13 for a reconciliation of comparable sales growth.

Worldwide Diagnostics sales increased 6.1 percent on a reported basis and increased 1.8 percent on a comparable basis.

Worldwide Core Laboratory Diagnostics results were driven by growth in the U.S., Europe and Latin America. Sales of Core Laboratory diagnostic tests increased on both a year-over-year and sequential basis.

Rapid and Molecular Diagnostics results reflect lower demand for respiratory virus tests due to a weaker respiratory virus season compared to the prior year.

Results in Cancer Diagnostics reflect Abbott's acquisition of Exact Sciences, which closed on March 23, 2026. Growth in Cancer Diagnostics was driven by double-digit growth of Cologuard® and sales of Cancerguard®, a multi-cancer screening test that launched last year.

Established Pharmaceuticals

First Quarter 2026 Results (1Q26)

Sales 1Q26 ($ in millions)	Total	Key Emerging Markets	Other
U.S.	—	—	—
International	1,426	1,089	337
Total reported	1,426	1,089	337

% Change vs. 1Q25
U.S.	n/a	n/a	n/a
International	13.2	12.9	14.1
Total reported	13.2	12.9	14.1
Total reported excl. foreign exchange impact	9.0	9.4	7.9
Comparable sales growth	9.0	9.4	7.9

U.S.	n/a	n/a	n/a
International	9.0	9.4	7.9

Established Pharmaceuticals sales increased 13.2 percent on a reported basis and 9.0 percent on a comparable basis in the first quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 12.9 percent on a reported basis and 9.4 percent on a comparable basis, led by double-digit growth in several countries across the Latin America and Asia Pacific regions.

Medical Devices

First Quarter 2026 Results (1Q26)

Sales 1Q26 ($ in millions)	Total	Rhythm Management	Electro- physiology*	Heart Failure	Vascular	Structural Heart*	Neuromodulation	Diabetes Care
U.S.	2,523	339	378	292	291	224	177	822
International	3,016	345	410	97	486	354	66	1,258
Total reported	5,539	684	788	389	777	578	243	2,080

% Change vs. 1Q25
U.S.	7.9	11.5	13.7	11.4	8.6	(9.5)	0.7	9.8
International	18.0	22.9	19.6	25.2	10.0	25.2	27.2	16.6
Total reported	13.2	17.0	16.7	14.6	9.5	9.0	6.8	13.8
Total reported excl. foreign exchange impact	8.1	12.5	12.5	12.2	4.9	3.6	4.1	7.4
Comparable sales growth	8.5	12.5	12.5	12.2	4.9	6.8	4.1	7.4

U.S.	8.7	11.5	13.7	11.4	8.6	(3.6)	0.7	9.8
International	8.3	13.5	11.2	14.9	2.7	15.0	15.5	5.7

*Abbott's Amplatzer Amulet Left Atrial Appendage Occluder device and related accessories were transferred from Structural Heart to Electrophysiology on Jan. 1, 2026. As a result, $46 million of sales in the first quarter of 2025 were moved from Structural Heart to Electrophysiology.

Refer to page 13 for a reconciliation of comparable sales growth.

Worldwide Medical Devices sales increased 13.2 percent on a reported basis and 8.5 percent on a comparable basis in the first quarter.

Sales growth in the quarter was led by double-digit growth in Electrophysiology, Heart Failure and Rhythm Management.

In Diabetes Care, sales of continuous glucose monitors grew 14.2 percent on a reported basis and 7.6 percent on a comparable basis.

Abbott's Financial Guidance
Abbott projects full-year 2026 comparable sales growth of 6.5% to 7.5%.

Abbott projects full-year 2026 adjusted diluted earnings per share of $5.38 to $5.58, which includes $0.20 of dilution related to the acquisition of Exact Sciences.

Abbott projects second-quarter 2026 adjusted diluted earnings per share of $1.25 to $1.31.

Abbott has not provided the related GAAP financial measures on a forward-looking basis for these forward-looking non-GAAP financial measures because the company is unable to predict with reasonable certainty and without unreasonable effort the timing and impact of certain items such as restructuring and cost reduction initiatives, charges for intangible asset impairments, acquisition-related expenses, and foreign exchange, which could significantly impact Abbott's results in accordance with GAAP.
Abbott Declares 409th Consecutive Quarterly Dividend
On Feb. 20, 2026, the board of directors of Abbott declared the company's quarterly dividend of $0.63 per share. Abbott's cash dividend is payable May 15, 2026, to shareholders of record at the close of business on April 15, 2026.

Abbott has increased its dividend payout for 54 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 122,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com and on LinkedIn, Facebook, Instagram, X and YouTube.

Abbott will live-webcast its first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.

— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Michael Comilla, 224-668-1872 Tamika McLoughlin, 224-399-5082 Randy Blakley, 224-668-0036	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965

1.In 2025, total worldwide sales were $44.328 billion, which included U.S. sales of $17.126 billion and international sales of $27.202 billion, and Abbott’s Structural Heart business received $89 million of compensation payments as part of a multi-year agreement with a competitor. Also in 2025, total worldwide sales for Exact Sciences were $3.247 billion, which included U.S. sales of $3.145 billion and international sales of $102 million.

Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
First Quarter Ended March 31, 2026 and 2025
(in millions, except per share data)
(unaudited)

	1Q26	1Q25	% Change
Net Sales	$11,164	$10,358	7.8

Cost of products sold, excluding amortization expense	4,890	4,468	9.5
Amortization of intangible assets	422	420	0.3
Research and development	767	716	7.2
Selling, general, and administrative	3,740	3,061	22.2
Total Operating Cost and Expenses	9,819	8,665	13.3

Operating Earnings	1,345	1,693	(20.6)

Interest expense, net	68	49	37.4
Net foreign exchange (gain) loss	(13)	(7)	n/m
Other (income) expense, net	(159)	(127)	24.8
Earnings before taxes	1,449	1,778	(18.5)
Taxes on Earnings	372	453	(18.0)	1)

Net Earnings	$1,077	$1,325	(18.7)

Net Earnings excluding Specified Items, as described below	$2,022	$1,919	5.4	2)

Diluted Earnings per Common Share	$0.61	$0.76	n/m

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.15	$1.09	5.5	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,747	1,747
NOTES:
See tables on page 11 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.

1)2026 Taxes on Earnings includes the recognition of approximately $50 million of net tax benefit as a result of the resolution of various tax positions related to prior years. 2026 Taxes on Earnings also includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.

2025 Taxes on Earnings includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.

2)2026 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $945 million, or $0.54 per share, for intangible amortization, charges related to restructuring, acquisitions, and other net expenses.

2025 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax benefits of $594 million, or $0.33 per share, for intangible amortization, charges related to investment impairments, restructuring and cost reduction initiatives, expenses associated with acquisitions, and other net expenses.

Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
First Quarter Ended March 31, 2026 and 2025
(in millions, except per share data)
(unaudited)

	1Q26
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$422	$(422)	$—
Gross Margin	5,852	432	6,284
R&D	767	(24)	743
SG&A	3,740	(473)	3,267
Other (income) expense, net	(159)	(7)	(166)
Earnings before taxes	1,449	936	2,385
Taxes on Earnings	372	(9)	363
Net Earnings	1,077	945	2,022
Diluted Earnings per Share	$0.61	$0.54	$1.15

Specified items reflect intangible amortization expense of $422 million and other net expenses of $514 million associated with restructuring actions, acquisitions, and other net expenses. See page 14 for additional details regarding specified items.

	1Q25
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$420	$(420)	$—
Gross Margin	5,470	448	5,918
R&D	716	(27)	689
SG&A	3,061	(10)	3,051
Other (income) expense, net	(127)	(35)	(162)
Earnings before taxes	1,778	520	2,298
Taxes on Earnings	453	(74)	379
Net Earnings	1,325	594	1,919
Diluted Earnings per Share	$0.76	$0.33	$1.09

Specified items reflect intangible amortization expense of $420 million and other net expenses of $100 million associated with restructuring actions, acquisitions, investment impairments and other net expenses. See page 15 for additional details regarding specified items.

A reconciliation of the first-quarter tax rates for 2026 and 2025 is shown below:

	1Q26
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,449	$372	25.6%	1)
Specified items	936	(9)
Excluding specified items	$2,385	$363	15.2%

	1Q25
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,778	$453	25.5%	2)
Specified items	520	(74)
Excluding specified items	$2,298	$379	16.5%
1)2026 Taxes on Earnings includes the recognition of approximately $50 million of net tax benefit as a result of the resolution of various tax positions related to prior years. 2026 Taxes on Earnings also includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.

2)2025 Taxes on Earnings includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.

Abbott Laboratories and Subsidiaries
Non-GAAP Revenue Reconciliation
First Quarter Ended March 31, 2026 and 2025
($ in millions)
(unaudited)

	1Q26						1Q25				% Change vs. 1Q25
												Non-GAAP
	Abbott Reported	Impact of acquisition (a)	Impact of multi-year agreement (b)	Foreign exchange	Comparable Revenue		Abbott Reported	Impact of acquisition (a)	Impact of multi-year agreement (b)	Comparable Revenue	Reported	Comparable
Total Company	11,164	706	(8)	(414)	11,448		10,358	707	(24)	11,041	7.8	3.7
U.S.	4,274	681	(8)	—	4,947		4,168	684	(24)	4,828	2.5	2.5
Intl	6,890	25	—	(414)	6,501		6,190	23	—	6,213	11.3	4.6

Total Diagnostics	2,180	706	—	(76)	2,810		2,054	707	—	2,761	6.1	1.8
U.S.	905	681	—	—	1,586		871	684	—	1,555	3.8	2.0
Intl	1,275	25	—	(76)	1,224		1,183	23	—	1,206	7.8	1.6

Total Cancer Diagnostics	96	706	—	(1)	801		—	707	—	707	n/a	13.4
U.S.	93	681	—	—	774		—	684	—	684	n/a	13.2
Intl	3	25	—	(1)	27		—	23	—	23	n/a	19.2

Total Medical Devices	5,539	—	(8)	(249)	5,282		4,895	—	(24)	4,871	13.2	8.5
U.S.	2,523	—	(8)	—	2,515		2,339	—	(24)	2,315	7.9	8.7
Intl	3,016	—	—	(249)	2,767		2,556	—	—	2,556	18.0	8.3

Total Structural Heart*	578	—	(8)	(29)	541	—	531	—	(24)	507	9.0	6.8
U.S.	224	—	(8)	—	216	—	248	—	(24)	224	(9.5)	(3.6)
Intl	354	—	—	(29)	325	—	283	—	—	283	25.2	15.0

*
Abbott's Amplatzer Amulet Left Atrial Appendage Occluder device and related accessories were transferred from Structural Heart to Electrophysiology on Jan. 1, 2026. As a result, $46 million of sales in the first quarter of 2025 were moved from Structural Heart to Electrophysiology.

(a)	The adjustment includes historical sales for Exact Sciences prior to the acquisition date. Exact Sciences was acquired by Abbott on March 23, 2026.
(b)	Reflects the impact of compensation payments that Abbott's Structural Heart business received as part of a multi-year agreement with a competitor. The final payment under this agreement was recognized in the first quarter of 2026.

Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2026 and 2025
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$2	$7	$422	$1	$432
R&D	(1)	(10)	—	(13)	(24)
SG&A	(444)	(33)	—	4	(473)
Other (income) expense, net	(2)	(2)	—	(3)	(7)
Earnings before taxes	$449	$52	$422	$13	936
Taxes on Earnings (d)					(9)
Net Earnings					$945
Diluted Earnings per Share					$0.54
The table above provides additional details regarding the specified items described on page 11.

a)Acquisition-related expenses include stock-based compensation recognized as expense from equity awards accelerated in connection with the Exact Sciences acquisition, integration costs that represent incremental costs directly related to integrating acquired businesses, as well as other costs related to business acquisitions.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products.

d)Reflects the net tax benefit associated with the specified items and recognition of a tax benefit as a result of the resolution of various tax positions related to prior years. Taxes on Earnings includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.

Abbott Laboratories and Subsidiaries
Details of Specified Items
First Quarter Ended March 31, 2025
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$—	$26	$420	$2	$448
R&D	(1)	(16)	—	(10)	(27)
SG&A	(3)	(7)	—	—	(10)
Other (income) expense, net	(24)	—	—	(11)	(35)
Earnings before taxes	$28	$49	$420	$23	520
Taxes on Earnings (d)					(74)
Net Earnings					$594
Diluted Earnings per Share					$0.33

The table above provides additional details regarding the specified items described on page 11.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating acquired businesses as well as a fair value adjustment to contingent consideration related to a business acquisition.
b)Restructuring and cost reduction initiative expenses include severance, outplacement and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products and investment impairment charges.
d)Reflects the net tax benefit associated with the specified items. 2025 Taxes on Earnings includes approximately $200 million in adjustments related to prior recognition of a significant non-cash deferred tax benefit.